EXHIBIT 99

News Release

Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
   Houston, Texas 77056 (713) 621-7800
ROWAN REPORTS SECOND QUARTER 2008 OPERATING RESULTS

FOR IMMEDIATE RELEASE                                                                                                                                            August 5, 2008

HOUSTON, TEXAS – For the three months ended June 30, 2008, Rowan Companies, Inc. (RDC – NYSE) generated net income of $120.6 million or $1.06 per share, compared to $128.1 million or $1.14 per share in the second quarter of 2007 and $98.6 million or 88¢ per share in the first quarter of 2008.  Revenues were $587.1 million in the second quarter of 2008, compared to $507.0 million in the second quarter of 2007 and $485.5 million in the first quarter of 2008.

The second quarter 2008 results included $1.5 million, or 1¢ per share, of gains on asset sales, compared to $14.6 million, or 8¢ per share, in the second quarter of 2007 and $5.4 million, or 4¢ per share, in the first quarter of 2008.

Rowan’s offshore rig utilization was 96% during the second quarter of 2008, up from 91% in the first quarter of 2008 but down from 97% in the prior year quarter, with much of the downtime in each period associated with rig relocations.  The Company’s average offshore day rate was $161,600 during the second quarter of 2008, up by $1,900 or 1% over the first quarter of 2008 and by $4,500 or 3% over the second quarter of 2007.  Rowan’s land rig utilization was 97% during the second quarter of 2008, up from 89% in the first quarter of 2008 and unchanged from the prior-year quarter.  The Company’s average land rig day rate was $22,600 during the second quarter of 2008, down by $600 or 3% from the first quarter of 2008, but up by $200 or 1% over the second quarter of 2007.

Rowan’s drilling operations generated revenues of $367.4 million during the second quarter of 2008, up by 8% over the first quarter of 2008 and by 4% over the prior-year quarter.  The Company’s income from drilling operations was $158.0 million or 43% of revenues during the second quarter of 2008, up by 10% over the first quarter of 2008, but down by 13% from the second quarter of 2007.

Rowan’s manufacturing operations generated external revenues of $219.7 million during the second quarter of 2008, up by 51% over the first quarter of 2008 and by 43% over the prior- year quarter.  The Company’s income from manufacturing operations was $23.7 million during the second quarter of 2008, up by 478% over the first quarter of 2008 and by 82% over the second quarter of 2007.

Danny McNease, Chairman and Chief Executive Officer, commented, “We are pleased with the contributions from our drilling and manufacturing businesses, each of which achieved a sequential improvement in revenues and operating income during the second quarter.  Our drilling results benefitted from our continued excellent operating performance, including the timely redeployment of assets, which yielded improvements in fleet utilization and average day rates during the quarter.

“Onshore, several of our land rigs secured term commitments during the quarter, including two rigs that were each contracted for three years.  We view this as a strong signal of operator confidence in the economics of the U. S. land drilling market, and Rowan is poised to benefit further should this trend continue.  Offshore, we expect to see the rebound in Gulf of Mexico day rates continue.  The global jack-up market remains strong and we are continuing to pursue international opportunities that are demanding premium equipment for deep gas or extended-reach drilling.  Rowan remains a unique player in the offshore rig market, specializing in high specification jack-up rigs ideally suited for the increasingly demanding drilling conditions of deep, high-temperature, high-pressure wells, and we believe we are well-positioned to meet the growing needs of the oil and gas industry.

“Our newbuild program for nine ultra-premium high-specification jack-up rigs is proceeding as planned.  Our first 240-C class jack-up, the Rowan Mississippi, and our fourth Tarzan Class jack-up, the J.P. Bussell, are currently scheduled for delivery in the fourth quarter of 2008.  We are aggressively pursuing long-term contracts for these rigs worldwide.  Our second 240-C class jack-up, the Ralph Coffman, is scheduled for delivery during the third quarter of 2009, followed by three additional jack-up rigs in each of 2010 and 2011.

“We are continuing to move forward with our stated plan to monetize the investment in our manufacturing businesses.  This process has generated interest from multiple parties, and we are actively working with a number of groups and considering several alternatives in order to maximize the return for our stockholders.  We remain committed to completing a transaction by year-end 2008.”

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services.  The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries.  The Company’s stock is traded on the New York Stock Exchange.  Common Stock trading symbol: RDC.  Contact: William C. Provine, Vice-President – Investor Relations, 713-960-7575.  Website: www.rowancompanies.com

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company.  Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	JUNE 30
	2008	2007

ASSETS

Cash and cash equivalents	$179.1	$389.8
Accounts receivable	491.8	338.2
Inventories	521.9	407.1
Other current assets	107.5	107.5
Total current assets	1,300.3	1,242.6
Restricted cash	-	50.0
Property, plant and equipment - net	2,755.9	2,303.6
Other assets	35.8	49.9
TOTAL	$4,092.0	$3,646.1

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$64.9	$64.9
Accounts payable	150.4	104.0
Other current liabilities	264.1	331.9
Total current liabilities	479.4	500.8
Long-term debt	388.0	452.9
Other liabilities	638.6	616.9
Stockholders' equity	2,586.0	2,075.5
TOTAL	$4,092.0	$3,646.1

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30		ENDED JUNE 30
	2008	2007	2008	2007

REVENUES	$587.1	$507.0	$1,072.6	$969.3

COSTS AND EXPENSES:
Operations	342.7	274.9	625.4	579.3
Depreciation and amortization	33.5	28.9	66.6	56.5
Selling, general and administrative	30.7	22.9	58.1	45.3
Gain on sale of property and equipment	(1.5)	(14.6)	(6.9)	(38.7)
Total	405.4	312.1	743.2	642.4
INCOME FROM OPERATIONS	181.7	194.9	329.4	326.9
Net interest and other income	2.1	1.2	4.9	1.8
INCOME BEFORE INCOME TAXES	183.8	196.1	334.3	328.7
Provision for income taxes	63.2	68.0	115.1	114.2
NET INCOME	$120.6	$128.1	$219.2	$214.5

NET INCOME PER DILUTED SHARE	$1.06	$1.14	$1.94	$1.92

AVERAGE DILUTED SHARES	113.8	112.2	113.3	111.9

NOTE: See pages 6 and 7 for supplemental operating information.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	SIX MONTHS
	ENDED JUNE 30
	2008	2007
CASH PROVIDED BY (USED IN):
Operations:
Net income	$219.2	$214.5
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	66.6	56.5
Deferred income taxes	28.1	16.6
Gain on sale of assets	(6.9)	(38.7)
Other - net	6.9	17.8
Net changes in current assets and liabilities	(135.0)	(34.8)
Net changes in other noncurrent assets and liabilities	(14.3)	19.2
Net cash provided by operations	164.6	251.1

Investing activities:
Property, plant and equipment additions	(319.1)	(221.3)
Decrease in Restricted cash balance	50.0	106.1
Proceeds from disposals of property, plant and equipment	19.2	43.4
Net cash provided by (used in) investing activities	(249.9)	(71.8)

Financing activities:
Repayments of borrowings	(32.5)	(32.5)
Payment of cash dividends	(22.3)	(22.1)
Proceeds from equity compensation plans and other	34.7	7.1
Net cash used in financing activities	(20.1)	(47.5)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(105.4)	131.8
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	284.5	258.0
CASH AND CASH EQUIVALENTS, END OF PERIOD	$179.1	$389.8

ROWAN COMPANIES, INC.
SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	June 30, 2008				March 31, 2008				June 30, 2007
	$ (a)	Elims.	$ (b)	% Revs.	$ (a)	Elims.	$ (b)	% Revs.	$	% Revs.

DRILLING OPERATIONS:
Revenues	$ 367.4		$ 367.4	100	$ 340.4		$ 340.4	100	$ 353.1	100
Operating costs (excluding items shown below)	(164.6)	$ 1.3	(163.3)	(44)	(157.1)	$ 0.6	(156.5)	(46)	(144.6)	(41)
Depreciation and amortization expense	(29.7)		(29.7)	(8)	(29.2)		(29.2)	(9)	(25.3)	(7)
Selling, general and administrative expenses (c)	(17.9)		(17.9)	(5)	(16.5)		(16.5)	(5)	(16.0)	(5)
Gain on sale of property and equipment	1.5		1.5	0	5.4		5.4	2	14.7	4
Income from operations	$ 156.7	$ 1.3	$ 158.0	43	$ 143.0	$ 0.6	$ 143.6	42	$ 181.9	52
EBITDA	$ 184.9	$ 1.3	$ 186.2	51	$ 166.8	$ 0.6	$ 167.4	49	$ 192.5	55

OFFSHORE RIG DAYS:
Operating			1,840				1,745		1,848
Available			1,911				1,911		1,911
Utilization			96%				91%		97%

LAND RIG DAYS:
Operating			2,604				2,358		2,377
Available			2,672				2,639		2,457
Utilization			97%				89%		97%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs			$ 126.6				$ 114.1		$ 123.8
Middle East rigs			153.5				151.7		153.0
North Sea rigs			225.1				243.8		249.5
All offshore rigs			161.6				159.7		157.1
Land rigs			22.6				23.2		22.4

(a) Amounts include effects of intercompany transactions between drilling and manufacturing operations.
(b) Amounts exclude effects of intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation less gain on sale.

ROWAN COMPANIES, INC.
SUPPLEMENTAL MANUFACTURING INFORMATION
Unaudited (dollars in millions)

	THREE MONTHS ENDED
	June 30, 2008					March 31, 2008					June 30, 2007
	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$	% Revs.

MANUFACTURING OPERATIONS:
Revenues	$ 320.4	100	$(100.7)	$ 219.7	100	$ 224.1	100	$ (79.0)	$ 145.1	100	$ 153.9	100
Operating costs (excluding items shown below)	(258.4)	(81)	79.0	(179.4)	(82)	(192.2)	(86)	66.0	(126.2)	(87)	(130.3)	(85)
Depreciation and amortization expense	(3.8)	(1)		(3.8)	(2)	(3.9)	(2)		(3.9)	(3)	(3.6)	(2)
Selling, general and administrative expenses (c)	(12.8)	(4)		(12.8)	(6)	(10.9)	(5)		(10.9)	(8)	(6.9)	(4)
Gain (loss) on sale of property and equipment	-	-		-	-	-	-		-	-	(0.1)	(0)
Income from operations	$ 45.4	14	$ (21.7)	$ 23.7	11	$ 17.1	8	$ (13.0)	$ 4.1	3	$ 13.0	8
EBITDA	$ 49.2	15	$ (21.7)	$ 27.5	13	$ 21.0	9	$ (13.0)	$ 8.0	6	$ 16.7	11

REVENUES:
Drilling Products and Systems	$ 258.9	81	$(100.7)	$ 158.2	72	$ 170.1	76	$ (79.0)	$ 91.1	63	$ 112.6	73
Mining, Forestry and Steel Products	61.5	19	-	61.5	28	54.0	24	-	54.0	37	41.3	27
Total	$ 320.4	100	$(100.7)	$ 219.7	100	$ 224.1	100	$ (79.0)	$ 145.1	100	$ 153.9	100

MANUFACTURING BACKLOG:
Drilling Products and Systems	$1,159.8		$(877.8)	$ 282.0					$ 366.7		$ 328.8
Mining, Forestry and Steel Products	75.4		-	75.4					70.7		36.6
Total	$1,235.2		$(877.8)	$ 357.4					$ 437.4		$ 365.4

(a) Amounts include effects of intercompany transactions between manufacturing and drilling operations.
(b) Amounts exclude effects of intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation less gain on sale.